Number                                                                    Shares
  0                     [Picture of Eagle Appears Here]

                                                                 See Reverse for
                                                             Certain Definitions


               Incorporated under the laws of the State of Nevada
                               SMI PRODUCTS, INC.
                             Total Authorized Issue
                        25,000 Shares Without Par Value
                                  Common Stock
                                    SPECIMEN


This is to certify that _________________________________________is the owner of

__________________________________________________________________fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder thereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.


                       [Seal of Corporation Appears Here]

Dated

________________________    ________________________    ________________________
                            Secretary                   President